Exhibit 10.15

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

STRATEGIC CUSTOMER AGREEMENT

This Strategic Customer Agreement (“Agreement”) is entered into on December 31, 2021(the “Effective Date”) by and between Ouster, Inc., a Delaware corporation, with its principal place of business at 350 Treat Avenue, San Francisco, CA 94110 (“Vendor”) and Serve Robotics, a Delaware corporation, with its principal place of business at 730 Broadway, Redwood City, CA 94063 (“Customer”). Vendor and Customer may be referred to herein, collectively, as the “Parties” and individually, as a “Party.”

BACKGROUND

A.	Vendor develops and sells lidar sensors for short-, medium-, and long-range high-resolution sensing.

B.	Customer designs and deploys autonomous delivery robots.

C.	The Parties desire to enter into this Agreement wherein Vendor will supply its lidar sensors to Customer to be used in HD mapping and autonomous robotic navigation.

AGREEMENT

NOW, THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. SUPPLY OF PRODUCTS. Subject to the terms and conditions of this Agreement, Vendor will sell to Customer and Customer will purchase from Vendor the products set forth on Exhibit A (the “Products”). Unless otherwise set forth in a Purchase Order, the price for the Products (the “Product Prices”) will be set forth in Exhibit A. The Parties agree the relationship will be non-exclusive; provided that, the Parties may agree in a Purchase Order to limited exclusivities wherein Vendor will be the exclusive supplier for specific modalities, projects or product lines of Customer, the details of such exclusivity to be included in the applicable Purchase Order.

2. PRODUCT ORDERING. Customer will order Products from Vendor by issuing to Vendor written purchase orders (“Purchase Orders”), which specify, at a minimum, the Purchase Order number, a reference to the Agreement, quantity of Product(s) ordered, Product Price (if different from the Product Prices set forth in Exhibit A), method of shipment, delivery location(s), and delivery date(s). Product Prices are fixed as set forth in Exhibit A. Vendor will absorb any and all raw material, labor, component shortages and expedite charges on their end. Vendor shall not increase Product Prices except as set forth in Exhibit A. Customer may use its standard form of ordering document as a Purchase Order; however, nothing contained in such document will in any way modify the terms contained in this Agreement or add any additional terms or conditions to this Agreement. Within five (5) business days following the receipt of a Purchase Order, Vendor will either accept or reject the proposed Purchase Order; provided that, Vendor may only reject a Purchase Order if: (i) Customer has requested a delivery date for any Products that is within the lead time for the applicable Product, as set forth in Exhibit A (the “Lead Time”); and/or (ii) the Purchase Order would (a) either individually or in aggregate with other Purchase Orders accepted during the Firm Commitment, require Vendor to supply more than one hundred and twenty percent (120%) of the Firm Commitment and/or (b) cause either of the Parties to be in breach of this Agreement and/or applicable law. If Vendor does not confirm or reject Customer’s Purchase Order within five (5) business days of receipt, Customer’s Purchase Order will be deemed accepted by Vendor. Once accepted by Vendor, Purchase Orders may not be modified or cancelled by Customer.

3. FORECASTING.

3.1. Rolling Forecast. By the fifth (5th) business day of every month, Customer will provide Vendor with a rolling twelve (12) month forecast indicating the quantities of Products that Customer intends to purchase over the forecast period (the “Rolling Forecast”) in writing substantially in the form of the initial Rolling Forecast set forth on Exhibit B. The first two (2) months of the initial and each subsequent Rolling Forecast will constitute a binding purchase and supply commitment for the quantities of Products for Customer and Vendor, respectively (the “Firm Commitment”). The remainder of each Rolling Forecast will be non-binding, good faith estimates by the Customer. If at the end of a calendar month that is part of the Firm Commitment Customer has failed to purchase the Firm Commitment, then Vendor may either: (i) invoice Customer for a shortfall payment equal to the difference between the Firm Commitment and the Products actually purchased by Customer during the applicable month and Customer will pay the invoice and take possession of the Products (the “Firm Shortfall Payment”); or (ii) rollover the outstanding balance of the Firm Commitment to a subsequent month of the Firm Commitment.

3.2. Long Term Forecast. In addition to the Rolling Forecast, Customer has set forth on Exhibit B its initial good faith estimate of the quantities of Products it intends to purchase in the five (5) years following the Effective Date (the “Long-Term Forecast”). By the fifth (5th) business day of each subsequent calendar year following the Effective Date, Customer will provide a new Long-Term Forecast, substantially similar to the form of the forecast set forth on Exhibit B, that reflects its then-current good faith estimate of its purchase requirements for the five (5) years following the date the updated Long-Term Forecast is submitted. The parties acknowledge and agree that the initial and any subsequent Long-Term Forecasts are non-binding and do not constitute a firm commitment on behalf of either Customer or Vendor.

4. COMMITMENTS AND SHORTFALLS.

4.1. Minimum Purchase Commitment. The Parties have set forth in Exhibit A binding minimum order quantities of Products that Customer must purchase along with the applicable timeframe for purchase (the “Minimum Purchase Commitments”). Customer will purchase, at a minimum, the number of Products set forth in any Minimum Purchase Commitments in the applicable time period. If Customer does not satisfy a Minimum Purchase Commitment, then Customer will make the applicable shortfall payment set forth in Exhibit A with respect to the Minimum Purchase Commitment (the “Minimum Purchase Commitment Shortfall Payment” and, collectively with the Firm Shortfall Payment, the “Shortfall Payments”). Notwithstanding anything to the contrary in this Agreement, if Customer terminates the Agreement for Vendor’s material breach in accordance with Section 8.2, then Customer will be relieved of any outstanding Minimum Purchase Commitments and Firm Commitments in effect at the time of the termination of the Agreement.

4.2. Shortfall Payments. If Customer fails to purchase its Firm Commitments or Minimum Purchase Commitments during the applicable purchasing timeframe, then Vendor will provide written notice (email to suffice) of its intention to collect a Shortfall Payment. Upon delivery of written notice, each Party will nominate a representative to enter into good faith discussions for up to ten (10) business days (the “Shortfall Discussion Period”) covering alternative methods for Customer to satisfy its Shortfall Payments (including, by way of example, directing a third party to purchase the shortfall quantities and/or extending the timeframe by which Customer may satisfy its Firm Commitments and/or Minimum Purchase Commitments). The Parties may agree to an alternative only through a writing executed by an authorized representative of each of the Parties. If the Parties fail to agree to an alternative, then the provisions of this Agreement will apply. For the avoidance of doubt, any failure of the Parties to agree to an alternative will not be a material breach of this Agreement, nor will it relieve Customer of its obligation to pay the Shortfall Payments.

5. SHIPMENT AND DELIVERY.

5.1. Shipment. Vendor will ship the Products to Customer’s address set forth in the applicable Purchase Order. Vendor will ship the Products Ex Works (EXW - Incoterms 2010). Title to and risk of loss for the Products will pass to the Customer when the Products are made available to the carrier for transit to the address set forth in the Purchase Order. Unless a carrier is specified in the applicable Purchase Order, Vendor will select the carrier. Vendor will pack all Products in commercially suitable containers, consistent with applicable laws, that provide reasonable protection against damage during the shipment of the Products.

5.2. Delivery Schedules; Delays. Vendor will use commercially reasonable efforts to ship the Products in accordance with the delivery schedule set forth in the applicable Purchase Order. Vendor will notify Customer in writing (email to suffice) if Vendor is unable to meet the delivery schedule set forth in a Purchase Order, including in such notice its reason for its failure to meet the delivery schedule. For any failure to deliver on time other than as the result of a Force Majeure Event, Vendor shall, at its own expense, use its best efforts to deliver the Products as close to the original delivery date as possible, including paying for expedited shipping costs. [***] Any delays in delivery caused by a Force Majeure Event will be dealt with in accordance with Section 15.

5.3. Inspection and Acceptance. Customer will perform a visual inspection of the Products for any obvious defects or errors within five (5) business days following their delivery to the Customer (the “Inspection Period”) and, in the event they do not conform to the Product Specifications, will give Vendor written notice of the non-conformity. If Customer fails to provide written notice of rejection during the Inspection Period, Customer will be deemed to have accepted the Products. In the event any non-conformity is discovered, Customer’s sole and exclusive remedies will be those set forth in Section 9.2. For the avoidance of doubt, an acceptance of any shipment by Customer will not release Vendor of its obligations, nor waive any of Customer’s rights, pursuant to Section 9.2.

6. INVOICING AND PAYMENT. Vendor will issue Customer invoices for the fees for the Products included in a Purchase Order (the “Fees”), along with any amounts due and payable by Customer, following the shipment of the applicable Products in accordance with the Incoterms set forth in Section 5. In addition to the Fees, Customer will be responsible for: (a) any sales tax, value-added tax, excise taxes, consumption taxes, tariffs, duties, and other governmental charges, however designated, except for taxes on Vendor’s net income; (b) any and all shipping charges; and (c) any insurance costs, all of which will be separately stated on the invoice. [***]If Vendor does not receive payment in advance, then Vendor may cancel the relevant Purchase Order. All payments under this Agreement will be payable in US Dollars. Customer will notify Vendor in writing of any dispute with any invoice within thirty (30) days from Customer’s receipt of such invoice. Customer will be deemed to have accepted all invoices for which Vendor does not receive timely notification of disputes.

7. MARKETING. The Parties will use reasonable efforts to engage in the marketing activities set forth on Exhibit C in accordance with the process set forth therein.

8. TERM AND TERMINATION

8.1. Term. Unless earlier terminated in accordance with this Agreement, this Agreement will commence upon the Effective Date and remain in effect for an initial term of five (5) years (the “Initial Term”) and will thereafter automatically renew for one (1) year terms (each a “Renewal Term” and collectively with the Initial Term, the “Term”) unless and until a Party provides the other Party written notice of non-renewal at least ninety (90) days prior to the end of the then-current term.

8.2. Termination. A Party may terminate this Agreement or a Purchase Order in the event that: (i) the other Party materially breaches this Agreement and/or the applicable Purchase Order and the breach remains uncured for thirty (30) days following the receipt of notice of such breach or (ii) the other Party becomes insolvent, is adjudicated bankrupt, voluntarily or involuntarily files a petition for bankruptcy, makes an assignment for the benefit of creditors, seeks any other similar relief under any bankruptcy law or related statutes or otherwise becomes financially incapable of performing its obligations in accordance with the terms of this Agreement, and such judgment, assignment or incapacity is not revoked within sixty (60) days. Each Party may terminate this Agreement immediately if required to comply with application export control laws and regulations or trade and economic sanctions. Vendor may terminate this Agreement immediately if Customer breaches Section 9.3.

8.3. Effect of Termination. Any termination of the Agreement will terminate all Purchase Orders; however, the termination of a Purchase Order will not terminate the Agreement or any other Purchase Order. Upon the expiration or termination of the Agreement or an Purchase Order for any reason: (a) Customer will pay to Vendor any and all invoiced amounts validly submitted and outstanding, along with any additional amounts not covered by an outstanding invoice for Products that have been completed pursuant to a Purchase Order and is in transit; (b) Vendor will, upon its receipt of payment in full and at Customer’s expense, deliver to Customer any and all completed Products under the relevant Purchase Orders; (c) unless otherwise set forth in this Agreement or the applicable Purchase Order, any and all rights and licenses will terminate; (d) each Party will return (or at the Disclosing Party’s option and expense, destroy) any and all Confidential Information of the other Party relevant to the applicable Purchase Order that may have in its possession or control; (e) each Party will discontinue all uses of the other Party’s Trademarks and will, as soon as reasonably practical following expiration or termination, remove the other Party’s Trademarks from its physical and electronic materials; and (f) the rights and obligations of the Parties under Sections 3 (until such time as any outstanding Firm Commitments are satisfied), 4 (until such time as any Minimum Purchase Commitments are satisfied), 6, 7, 8.3, and 9 through 16 (inclusive), and any rights and obligations under any Purchase Order which, by their terms, are intended to survive expiration or termination, will continue. Additionally, upon the expiration or termination of the Agreement any and all Firm Commitments, Minimum Purchase Commitments, and applicable Shortfall Payments will be accelerated and become due and payable within; provided that, notwithstanding anything to the contrary in this Agreement (including the survival provisions in this Section), Customer will be relieved of its obligations to pay any and all Firm Commitments and Minimum Purchase Commitments that are outstanding on the date of termination if: (a) the Agreement is terminated by Customer for Vendor’s material breach in accordance with Section 8.2 and/or (b) a Party terminates because Vendor fails to provide a Replacement Product pursuant to Section 9.5.

9. REPRESENTATIONS AND WARRANTIES

9.1. Mutual Representations and Warranties. Each Party represents and warrants that: (a) it has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) the execution, delivery and performance of this Agreement by it does not and will not violate any agreement to which it is a party or by which it is otherwise bound; (c) when executed and delivered by it, this Agreement will constitute the legal, valid and binding obligation of such Party; and (d) it is in compliance with all applicable laws relating to this Agreement (including the United States Foreign Corrupt Practices Act and other applicable anti-corruption laws).

9.2. Products Warranty and Remedies. Vendor represents and warrants only to Customer that the Products, at the time of their delivery to Customer and for [***] thereafter, will: (i) conform to the Product Specifications and to their descriptions set forth in the applicable Purchase Order in all material respects; and (ii) be free from defects in materials and workmanship. The foregoing limited warranty does not apply to damage to the extent caused by (i) installation, maintenance and use of the Products not in material conformity with the Product Specifications; (ii) removal from the Products (not by Vendor) of tamper-resistant mechanisms; or (iii) the Products having been subjected to misuse, neglect, accident, alteration, improper installation, repair not authorized by Vendor, or combination with items not supplied by Vendor which adversely affect the condition or operation of the Products. In the event of any breach of the limited warranties set forth in this Section, Vendor will, at its option and expense, repair or replace (without any additional charge) any Products that do not conform to the warranty within a reasonable amount of time following its receipt of the defective Products from Customer; provided that: (i) Vendor is promptly notified in writing with a detailed explanation of the deficiencies upon Customer’s discovery of such deficiencies; (ii) Customer returns the defective Products to Vendor during the warranty period stated above (with transportation charges prepaid by Customer, to be credited or refunded after verification of defectiveness or nonconformity of returned Products); and (iii) Vendor’s examination of the Products confirms the defect or nonconformity. Vendor will bear all costs in connection with repairing or replacing a Product that breaches the warranties set forth in this Section 9.2; provided that, if there is any value added tax arising out of the replacement that is recoverable by Customer (“Recoverable VAT”), then the Recoverable VAT will be excluded from such costs and Customer will be responsible for recovering such Recoverable VAT from the appropriate governmental authority. Customer acknowledges and agrees that replacement of any Product may be made by substitution of another Product that is substantially similar in form and function to the replaced Product. The warranty period for replaced Products will be the remainder of the original warranty period or sixty (60) days, whichever is longer. Customer’s remedies for breach of the limited warranty set forth in this Section will be limited exclusively to those provided in this Section.

9.3. OFAC and Export Representations and Warranties. Customer further represents and warrants to Vendor that: (a) it is, and for three (3) years prior to the Effective Date, has been, in compliance with the International Emergency Economic Powers Act (50 U.S.C. § 1701) and all other laws administered by OFAC or any other Governmental Authority imposing economic sanctions and trade embargoes (“Economic Sanctions Laws”) against countries (“Embargoed Countries”) and persons and entities designated in such Economic Sanctions Laws (collectively, “Embargoed Targets”); (b) it is not, and for three (3) years prior to the Effective Date has not been, an Embargoed Target or otherwise subject to any Economic Sanctions Law; and (c) it will comply with all Economic Sanctions Laws and will not (i) directly or indirectly export, re-export, transship, or otherwise deliver the Products to an Embargoed Target; and/or (ii) facilitate any transaction in violation of any Economic Sanctions Laws.

9.4. No Other Warranties. THE EXPRESS LIMITED WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF, AND THE PARTIES AND THEIR SUPPLIERS AND LICENSORS EXPRESSLY DISCLAIM, ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, NON- INFRINGEMENT, SATISFACTORY QUALITY, AND THEIR ANALOGS UNDER THE APPLICABLE LAWS OF ANY JURISDICTION. THESE DISCLAIMERS APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

9.5. [***]

10. CONFIDENTIALITY.

10.1. Proprietary Information. “Confidential Information” means any and all information and physical material not generally known or available outside of the Party disclosing the information and physical material (“Disclosing Party”) and information and physical material entrusted to the Disclosing Party in confidence by third parties, which in each case: (a) if disclosed in writing, is marked or otherwise identified at the time of disclosure as confidential or proprietary; (b) if disclosed in oral or visual form, is identified at the time of disclosure as confidential or proprietary and is summarized in writing by the Disclosing Party and delivered to the Party receiving the information (the “Receiving Party”) within thirty (30) days following initial disclosure; or (c) notwithstanding its form of disclosure or its marking, would be reasonably apparent to be the confidential or proprietary information of the Disclosing Party, given the nature of the information and the circumstances of disclosure.

10.2. Exceptions. Information disclosed hereunder will not be considered “Confidential Information” where Recipient can prove that such information: (a) was in the public domain at the time it was communicated to the Recipient by the Disclosing Party or has subsequently entered the public domain, in each case through no breach of an obligation of confidentiality to the Disclosing Party by Recipient or its Representatives; (b) was known to Recipient free of any obligation of confidence at the time it was disclosed to the Recipient, as demonstrated by files in existence prior to such disclosure; (c) becomes known to the Recipient, without restriction, from a source other than the Disclosing Party not in violation of the Disclosing Party’s rights; or (d) was developed by or for the Recipient independently of the Disclosing Party’s Confidential Information, as demonstrated by files created at the time of such independent development.

10.3. Nonuse and Nondisclosure. The Recipient will not use the Disclosing Party’s Confidential Information for any purpose other than to perform its obligations under this Agreement and will not disclose the Disclosing Party’s Confidential Information to any third parties other than the Recipient’s affiliates, employees, directors, consultants, agents, legal and financial advisors, and authorized representatives who are required to have access to the information and who are bound by the Recipient in writing to confidentiality obligations that are at least as restrictive as those contained in this Agreement (collectively, “Representatives”). The Recipient will be responsible for the compliance with this Agreement, and liable for any breach of this Agreement, by its Representatives. Without limiting the foregoing, the Recipient will, and will cause its Representatives to, take reasonable measures to protect the secrecy of and avoid disclosure or use of the Disclosing Party’s Confidential Information in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information, such measures including exercising the degree of care that Recipient utilizes to protect its own Confidential Information of a similar nature, which will in no event be less than a reasonable degree of care. Notwithstanding the foregoing, any Party may disclose any of the terms of this Agreement to its current or bona fide prospective investor, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations. Any such persons or entities who receive such information will be deemed the Representatives of the sharing Party.

10.4. No Insider Trading. Customer acknowledges that it and its Representatives may be exposed to material, non-public information under federal or state securities laws. Customer understands that it may be found to be in violation of applicable laws if Customer or any of its Representatives take advantage of such information. If Customer is exposed to such material, nonpublic information, Customer agrees not to, and to cause its Representatives and any person or entity who receives Confidential Information from Vendor not to: (i) trade in Vendor’s securities (including common stock, stock options, other Vendor-issued securities, or derivative securities); (ii) have others trade in Vendor’s securities on Customer’s behalf; (iii) give trading advice of any kind about Vendor; (iv) disclose any material, nonpublic information to anyone else who might then trade; or (v) recommend to anyone that they purchase or sell Vendor’s securities.

10.5. Compelled Disclosure. If Recipient, its Representatives or any person to whom the Recipient or its Representatives transmit or have transmitted Confidential Information become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands, rules and regulations of the Securities and Exchange Commission or any similar stock exchange, or otherwise) to disclose any of the Disclosing Party’s Confidential Information, to the extent permitted by applicable law, the Recipient will provide the Disclosing Party with prompt written notice so that the Disclosing Party may seek a protective order or other appropriate remedy. In the event disclosure of the Disclosing Party’s Confidential Information is required, the Recipient will furnish only that portion of the Confidential Information that the Recipient is legally required to furnish and will exercise its best efforts to obtain confidential treatment will be accorded such Confidential Information. The Recipient will not be in violation of this Agreement with regard to a disclosure made in accordance with this Section.

10.6. Remedies. Each Party will immediately notify the other upon discovery of any loss or unauthorized disclosure of the Confidential Information of the other Party. Due to the unique nature of the Disclosing Party’s Confidential Information, monetary damages may be inadequate to compensate the Disclosing Party for any breach by the Recipient of its covenants and agreements set forth in this Agreement. Accordingly, the Parties each agree and acknowledge that any such violation or threatened violation may cause irreparable injury to the Disclosing Party and, in addition to any other remedies that may be available, in law, in equity or otherwise, the Disclosing Party will be entitled to seek injunctive relief against the threatened or continued breach of Section 10 or Section 11 without posting any bond or other security.

11. INTELLECTUAL PROPERTY RIGHTS. As between the Parties, Vendor and its licensors will own and retain any and all worldwide patent rights, registered designs, copyrights, mask work rights, database rights, unregistered design rights, trademarks, trade secrets, rights in software, and other proprietary information rights, know-how and all other intellectual property or industrial property rights (whether statutory, common law or otherwise), including any registrations, applications, renewals and extensions thereof and all rights to sue for infringement or misappropriation thereof, whether now existing or acquired in the future (collectively, “Intellectual Property Rights”) embodied in the: (a) Products; and (b) specifications for the Products (the “Product Specifications”). To the extent Customer acquires any interest in any such Intellectual Property Rights, Customer agrees to assign and does hereby assign any such interest to Vendor. Other than the express licenses granted under this Agreement, Customer receives no right or license, by implication or otherwise, to any of the Vendor’s or its licensors’ Intellectual Property Rights.

12. PROHIBITED USES.

12.1. Restrictions. Customer will use the Products solely and exclusively in accordance with the terms and conditions of this Agreement, any applicable Product Specifications, and any instructions for the Products provided by Vendor. Without limiting the foregoing, Customer will not, directly or indirectly: (i) use the Products, for any military purposes, other than for integrating the Products into any Integrated Products and selling those Integrated Products to any military of the countries set forth on Exhibit D solely and exclusively for such militaries’ non- weaponized applications and uses; (ii) use the Products in, and/or sell, provide, or otherwise transfer any Products to any individual or entity who intends to use the Products in, any prison, jail, or similar incarceration institution (including, in each case, as part of Customer’s Integrated Products); (iii) sell, provide, or otherwise dispose of any Product on a standalone basis without Vendor’s prior written approval; or (iv) permit any third party to do any of the foregoing.

12.2. Integrated Products. Notwithstanding clause (iii) in Section 12.1, Customer may resell Products to third parties: (a) on a standalone basis solely as required to fulfill outstanding warranty and spare parts obligations to its Customers and as part of Customer’s asset management practices in the ordinary course of business but only with respect to used or repaired Products that are no longer usable in Customer’s Integrated Products; and (b) as part of an integrated product that contains substantial material and technology in addition to the Product, in which the Product is physically integrated only as a subcomponent and not the primary aspect or functionality of such product (an “Integrated Product”). As a condition of the right to resell the Products as part of an Integrated Product, Customer understands and agrees that Customer is deemed the “producer” of all Integrated Products under any laws, regulations or other statutory scheme providing for the marking, collection, recycling and/or disposal of electrical and electronic equipment in any jurisdiction whatsoever, and will be solely responsible for complying with any and all laws, rules and regulations applicable to its manufacture and sale of the Integrated Products.

13. INDEMNIFICATION.

13.1. Indemnification by Customer. Customer will defend, indemnify, and hold harmless Vendor and its affiliates, and each of their officers, employees, agents, representatives, successors and assigns (each a “Vendor Indemnified Party”) from and against any and all damages, liabilities, costs and expenses, including reasonable attorneys’ fees (collectively “Losses”) based upon a claim, suit, action or proceeding (each a “Claim”) brought against a Vendor Indemnified Party by a third party that arises out of: (a) the gross negligence or intentional misconduct of Vendor; and/or (b) the infringement, misappropriation or violation by Customer of any third party intellectual property rights or other proprietary rights.

13.2. [***]

13.3. Indemnification Procedure. The indemnifying party will have the exclusive right to control and settle any Claim, except that the indemnifying party may not settle a Claim without the indemnified party’s prior written consent (not to be unreasonably withheld) if the settlement requires the indemnified party to admit any liability or take any action or refrain from taking any action (other than ceasing use of infringing materials). The indemnified party may participate in the defense of any Claim at its expense.

13.4. Proportional Allocation. Notwithstanding anything to the contrary in this Agreement, a Party’s liability to indemnify the other Party and its indemnified parties pursuant to this Agreement will be reduced proportionally to the extent that any negligent act or omission or products or services of the indemnified Party or its associated indemnified parties’ have caused or contributed to any Claim, injury or death.

14. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY OR ITS SUPPLIERS OR LICENSORS BE LIABLE UNDER THIS AGREEMENT FOR: (I) THE COST OF PROCUREMENT OF SUBSTITUTE GOODS OR TECHNOLOGY, LOSS OF PROFITS, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES ON ANY THEORY OF LIABILITY; OR (II) CUMULATIVE LIABILITY UNDER THIS AGREEMENT IN EXCESS OF [***]; IN EACH CASE EVEN IF IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE AND EVEN IF IT OR ITS SUPPLIER OR LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. The limitations of liability set forth in this Section will not apply to: [***].

15. FORCE MAJEURE. A Party will be excused from performance for so long as failure to perform is due to any acts of gods, fire, casualty, flood, earthquake, war, strike, lockout, pandemic, epidemic, riot, insurrection, or any other cause beyond the reasonable control of the Party (each a “Force Majeure Event”). If a Party desires to invoke this Section because a Force Majeure Event has caused a delay in the performance of its obligations hereunder (other than the payment of already accrued liabilities), it will, as soon as practicable, advise the other Party in writing of such date and the nature and expected duration and effect of such Force Majeure Event. During the pendency of any Force Majeure Event, the Parties will take all reasonable steps to ensure resumption of normal performance under this Agreement during and after the termination of any event of Force Majeure. If a Force Majeure Event lasts for a period in excess of thirty (30) days, the Parties will meet to discuss the basis and terms upon which the arrangements set out in this Agreement may be continued. If the Parties fail to reach an agreement on alternative arrangements and a Party is not able to perform within ninety (90) days after the Force Majeure Event, then the other Party may terminate the Agreement without liability to either of the Parties.

16. MISCELLANEOUS

16.1. Interpretation. The Section headings in this Agreement are for convenience only and will not affect the contents of which they reference. As used herein: (a) the terms “include” and “including” will be deemed to mean “include without limitation” or “including without limitation,” and (b) references to “dollars” or “$” will be to United States dollars.

16.2. Governing Law; Venue. The rights and obligations of the parties under this Agreement will not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods; rather such rights and obligations will be governed by and construed under the laws of the State of California, without reference to conflict of laws principles. All claims, disputes and other matters in question arising out of or relating to this Agreement, or the breach thereof, will be decided by the state and federal courts located in San Francisco, California and the Parties hereby irrevocably agree to the exclusive jurisdiction of such courts.

16.3. Assignment. Neither Party may assign or transfer any rights or delegate any duties under this Agreement without the other Party’s prior written consent; provided that, such prior written consent is not required for any assignment by a Party to any successor to substantially all of its business or assets to which this Agreement relates, whether by merger, sale of assets, sale of stock, reorganization or otherwise. Subject to the foregoing, this Agreement will bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

16.4. Relationship of the Parties. The relationship of the Parties under this Agreement is that of independent contractors. Nothing in this Agreement is intended or construed to create an agency, partnership, joint venture, or employer-employee relationship between the Parties. Neither Party is authorized, nor may either Party represent to any third party that it is authorized, to make any commitment or otherwise act on behalf of the other Party.

16.5. Counterparts. This Agreement may be executed in one or more copies, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission or electronic or digital signature will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

16.6. Notice. All notices required under this Agreement will be in writing and will be sent by (a) certified or registered mail, (b) internationally recognized courier service, with all postage or delivery charges prepaid, or (c) facsimile (including email), subject to confirmation via one of the other means set out in this subsection; provided that, for any notices sent to Vendor under (d), a copy of the notice will be sent to legal@ouster.io. All notices will be addressed to the Parties’ addresses on the first page of this Agreement (or to such other address(es) as may be furnished by written notice in the manner set forth herein).

16.7. Entire Agreement. No agreement or understanding in any way modifying these terms and conditions, either before or after the execution hereof, will be binding unless agreed to in a writing signed by both Parties. Failure or delay by either Party in exercising any rights or remedies provided herein will not release the other Party from any of the obligations of this Agreement and will not be deemed a waiver of any rights of such other Party. If any one or more of the provisions contained in this Agreement (or portion thereof) is, for any reason, held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be construed as if such provision had never been included. In the event of any conflict between the terms of this Agreement and those of any Purchase Order, the terms and conditions of this Agreement will control; provided that, the Parties may expressly modify the terms and conditions of this Agreement through a Purchase Order with an explicit reference to the Section of this Agreement that is intended to be modified; provided further that, such modification will be effective only to the applicable Purchase Order and only if the applicable Purchase Order is signed in writing by an authorized representative of each of the Parties. This Agreement (including its Exhibits) and all Purchase Orders constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date:

Serve Robotics	Ouster, Inc.

By:	/s/ Touraj Parang	By:	/s/ Angus Pacala
Name:	Touraj Parang	Name:	Angus Pacala
Title:	COO	Title:	CEO
Date:	12/31/2021	Date:	12/31/2021

EXHIBIT A

PRODUCTS

EXHIBIT B

FORECASTING

EXHIBIT C

MARKETING AND PROMOTION

EXHIBIT D

PERMITTED COUNTRIES